EXHIBIT 99
UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626

NEWS RELEASE

August 2, 2006	Analyst Contact:	Susan Allen	203-499-2409
	Media Contact:	Anita Steeves:	203-499-2901
		After Hours:	203-499-2812

UIL Holdings Corporation Announces Second Quarter 2006 Results and Revises 2006 Earnings Guidance

Today, UIL Holdings Corporation (NYSE: UIL) reported earnings for the second quarter of 2006 and the six months ended June 30, 2006 as follows:

•
Continuing operations earned $10.3 million, or $0.42 per share for the second quarter of 2006 and $27.1 million, or $1.11 per share for the six months ended June 30, 2006. Excluding the results of minority ownership interests divested in the first quarter of 2006, earnings from continuing operations were $16.6 million, or $0.68 per share, for the six months ended June 30, 2006. UIL recognized earnings of $10.5 million, or $0.43 per share, from the minority ownership interest divestitures, which includes the net gain of $10.6 million on the sale of Cross-Sound Cable.

2006 earnings from continuing operations, excluding the results of the minority interests that were divested, exceeded 2005 earnings from continuing operations by $2.6 million or $0.11 per share for the second quarter and $2.4 million or $0.10 per share for the first six months. Details of the increase in 2006 earnings are discussed below.

•
Discontinued operations lost $7.3 million, or $0.30 per share, for the second quarter of 2006 and lost $61.9 million, or $2.54 per share, for the six months ended June 30, 2006. The six month results include the previously announced non-cash goodwill impairment charge of $50.5 million, or $2.07 per share relating to the divestiture of Xcelecom.

•	In total, UIL reported net income of $3.0 million, or $0.12 per share for the second quarter of 2006 and a loss of $34.8 million, or $1.43 per share, for the six months ended June 30, 2006.

All earnings per share amounts reflect the 5 for 3 common stock split, which occurred on July 3, 2006 for shareowners of record as of June 6, 2006.

“United Illuminating, the regulated utility of UIL, had a strong quarter and the Federal Energy Regulatory Commission’s recent ruling provides the company with the opportunity to request various financial incentives that encourage the construction of additional transmission infrastructure,” commented James P. Torgerson, UIL chief executive officer. “In addition, we are continuing to proceed with the divestiture of Xcelecom as evidenced by the previously announced partial asset sale of Xcelecom subsidiary, M.J. Daly.”

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Continuing Operations

Amounts reported in continuing operations include results from The United Illuminating Company (UI), UIL’s regulated electric utility, United Capital Investments, a wholly-owned subsidiary of UIL and the unallocated Corporate costs at UIL. As required under accounting rules, continuing operations also includes the results from the divestitures of UIL’s minority ownership interests in Bridgeport Energy (BE) and Cross-Sound Cable (CSC).

UIL reported earnings from continuing operations of $10.3 million, or $0.42 per share, for the second quarter, compared to $6.6 million, or $0.27 per share, for the second quarter of 2005. For the first six months, UIL reported net income from continuing operations of $27.1 million, or $1.11 per share, compared to $10.5 million, or $0.43 per share, in the first six months of 2005. The improvement in 2006 for both the quarter and year-to-date was mainly due to improved results at UI and the absence of losses from BE that incurred in 2005. The year-to-date 2006 results also include a net gain of $10.6 million, or $0.43 per share, on the sale of UIL’s minority ownership interest in CSC.

Excluding minority ownership interests divested in the first quarter of 2006, continuing operations reported earnings of $16.6 million, or $0.68 per share for the first six months, compared to earnings of $14.2 million, or $0.58 per share in the same period in 2005.

The United Illuminating Company (UI)

Net income for UI totaled $10.9 million, or $0.45 per share, in the second quarter, compared to net income of $9.1 million, or $0.37 per share, in the second quarter of 2005, an increase of $0.08 per share. The increase in earnings for the second quarter was primarily due to higher retail rates, partially offset by increased costs associated with outside services and pension expense.

For the first six months, net income for UI was $18.5 million, or $0.76 per share, compared to net income of $16.9 million, or $0.69 per share, for the same period in 2005, an increase of $0.07 per share. The increase in earnings year-to-date was primarily due to higher retail rates, which were partially offset by increased costs associated with outside services, stock based compensation, pension expense and payroll costs, as well as lower retail kilowatt-hour (kWh) volume. Actual kWh volume consumption was 1.1% lower than the first six months of 2005, mainly due to the impact of weather.

In July, the Federal Energy Regulatory Commission (FERC) issued a final ruling which provides transmission rate incentives to promote capital investment and also provides for recovery of all prudent costs of complying with mandatory reliability standards and costs related to transmission infrastructure development. Among other items, the ruling includes provisions to allow an incentive return on equity for new infrastructure, 100% construction-work-in-progress expenditures in rate base and accelerated book depreciation. Utilities must apply for these incentives and the FERC will make its determinations on a case by case basis. UI anticipates filing an application in the near future for appropriate treatment of the Middletown/Norwalk transmission line.

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UIL Corporate

UIL retains certain costs at the holding company, or “corporate” level, which are not allocated to the various non-utility subsidiaries. These costs generally include interest charges, strategic and other administrative costs. UIL Corporate incurred unallocated after-tax costs of $0.7 million, or $0.03 per share, in the second quarter compared to $1.2 million or $0.05 per share, in the second quarter of 2005.

For the first six months, UIL Corporate incurred unallocated after-tax costs of $2.0 million, or $0.08 per share, compared to $2.5 million, or $0.10 per share, for the same period in 2005. The decline in costs for the second quarter and year-to-date 2006 was primarily due to increased interest income earned on short-term investments.

United Capital Investments, Inc. (UCI)

UCI, which holds a number of minority investments, reported minimal earnings for the second quarter and first six months of 2006.

Divested Minority Ownership Interests

Due to the completion of the divestitures of United Bridgeport Energy, Inc. (UBE) and CSC in the first quarter of 2006, no results were reported for divested businesses in continuing operations in the second quarter of 2006. Net losses of $1.1 million, or $0.05 per share were reported for the same period in 2005.

For the first six months, divested businesses in continuing operations earned $10.5 million, or $0.43 per share, compared to a loss of $3.7 million, or $0.15 per share, in the same period of 2005. The year-to-date 2006 results include a net gain of $10.6 million, or $0.43 per share, on the sale of UIL’s minority interest in CSC. Excluding the gain on the sale of CSC, the increase in earnings from divested businesses in continuing operations for the second quarter and year-to-date was mainly due to the absence of losses at UBE.

Discontinued Operations

In accordance with accounting rules, quarterly and year-to-date results for Xcelecom are reported as discontinued operations beginning this quarter.

Xcelecom incurred a loss of $7.3 million, or $0.30 per share, in the second quarter, compared to a loss of $3.2 million, or $0.13 per share, in the second quarter of 2005. The increase in losses from the prior year was primarily due to project losses at Xcelecom’s subsidiary, Allan/Briteway Electrical Contractors, Inc., costs associated with the planned divestiture, and a realized loss in connection with the partial asset sale of Xcelecom’s subsidiary, M.J. Daly, Inc.

For the first six months, Xcelecom incurred a loss of $61.9 million, or $2.54 per share, compared to a loss of $3.9 million, or $0.16 per share, for the same period of 2005. The increase in losses from the prior year was primarily due to a non-cash goodwill impairment charge of $50.5 million, after tax, or $2.07 per share, recorded in the first quarter, relating to UIL’s announcement of its intention to divest of Xcelecom, as well as the aforementioned project losses and realized loss on the partial asset sale.

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Looking Forward

UIL Revises 2006 Earnings Guidance

The revised guidance reflects two changes to 2006 forecasted earnings. Based upon a rate increase resulting from the semi-annual reconciliation of transmission revenue requirements, management estimates that transmission earnings will now range from $0.30 to $0.40 per share, compared to the previous earnings guidance of $0.30 to $0.36 per share. The guidance for UI and for Continuing Operations has also been revised accordingly. Earnings guidance for all other components of UI will remain the same as previously reported. In addition, guidance for Xcelecom, which is reported in discontinued operations, has been reduced to reflect the 2006 year-to-date operating performance and partial asset sales previously discussed. Discontinued Operations will be affected by the on-going divestiture, which could have positive or negative impacts on future earnings guidance.

The table below shows the previous earnings guidance issued on May 16, 2006 and the currently revised earnings guidance. Earnings from continuing operations has been separated into two areas, earnings from continuing operations, which includes UI and Corporate costs, and earnings from divested minority ownership interests that are included in continuing operations. The earnings of UBE and CSC are reported in continuing operations according to accounting principles for minority ownership investments.

2006
	Previous Guidance	Revised Guidance

Continuing Operations

UI	$1.74 - $1.86	$1.74 - $1.90
Corporate	(0.15) - (0.09)	(0.15) - (0.09)
Subtotal	$1.65 - $1.71	$1.65 - $1.75

Divested Minority Ownership Interests
in Continuing Operations

CSC	$0.42 - $0.45	$0.42 - $0.45
UBE	(0.03) - 0.00	(0.03) - 0.00
Subtotal	$0.39 - $0.45	$0.39 - $0.45

Total Continuing Operations	$2.04 - $2.16	$2.04 - $2.20

Discontinued Operations

Xcelecom	$(2.28) - $(2.16)	$(2.50) - $(2.35)

Total UIL Holdings	$(0.18) - $(0.06)	$(0.40) - $(0.20)

Note: Business unit expectations are not intended to be additive to derive consolidated expectations.

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UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport and Xcelecom Inc., a leading provider of specialty contracting services and systems integration. For more information on UIL Holdings, visit us at http://www.uil.com.

Use of Non-GAAP Measures

UIL Holdings believes earnings per share (EPS) information is useful in understanding the fluctuations in EPS between the current and prior periods. The amounts presented show the EPS from continuing operations and discontinued operations where applicable for each of UIL Holdings’ lines of business. Continuing Operations is further displayed for clarity by continuing operations and divested minority owned businesses on an EPS basis. EPS is calculated by dividing the income from continuing operations, divested minority owned businesses and discontinued operations for each line of business by the average number of shares of UIL Holdings common stock outstanding for the periods presented. The EPS for all periods presented are calculated on the same basis and reconcile to the amounts presented on a generally accepted accounting principle’s (GAAP) basis. The earnings per share for each of continuing operations, discontinued operations and combined total EPS is a GAAP basis presentation.

UIL Holdings also believes that a breakdown, presented on a per share basis, of how particular significant items contributed to the change in income from continuing operations, divested minority owned businesses and discontinued operations by line of business (Item Variance EPS Presentation) is useful in understanding the overall change in the consolidated results of operations for UIL Holdings from one reporting period to another. UIL Holdings presents such per share amounts by taking the dollar amount of the applicable change for the revenue or expense item, booked in accordance with GAAP, and applying UIL Holdings’ combined effective statutory federal and state tax rate. Any amounts provided as Item Variance EPS Presentation are provided for informational purposes only and are not intended to be used to calculate “Pro-forma” amounts.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on the Corporation’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, timing factors, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products, services and prices of the Corporation’s subsidiaries. The foregoing and other factors are discussed and should be reviewed in the Corporation’s most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the Corporation undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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PART 1: FINANCIAL INFORMATION
ITEM 1: FINANCIAL STATEMENTS
UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(Thousands except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Operating Revenues
Utility	$199,729	$185,913	$400,014	$372,829
Non-utility businesses	5	5	9	9
Total Operating Revenues	199,734	185,918	400,023	372,838
Operating Expenses
Operation
Fuel and energy	96,571	93,911	199,717	189,078
Operation and maintenance	54,551	49,875	111,056	98,359
Depreciation and amortization	17,023	15,394	33,497	32,689
Taxes - other than income taxes	10,147	9,413	20,986	19,563
Total Operating Expenses	178,292	168,593	365,256	339,689
Operating Income	21,442	17,325	34,767	33,149

Other Income and (Deductions), net	3,374	2,059	6,192	4,592

Interest Charges, net
Interest on long-term debt	5,330	5,344	10,743	10,424
Other interest, net	84	186	726	495
	5,414	5,530	11,469	10,919
Amortization of debt expense and redemption premiums	384	385	770	769
Total Interest Charges, net	5,798	5,915	12,239	11,688

Income Before Gain on Sale of Equity Investments,
Income Taxes and Equity Earnings	19,018	13,469	28,720	26,053

Gain on Sale of Equity Investments	-	-	18,908	-

Income Before Income Taxes and Equity Earnings	19,018	13,469	47,628	26,053

Income Taxes	7,884	5,987	20,215	10,818

Income Before Equity Earnings	11,134	7,482	27,413	15,235
Income (Losses) from Equity Investments	(883)	(973)	(342)	(4,794)
Income from Continuing Operations	10,251	6,509	27,071	10,441
Discontinued Operations, Net of Tax	(7,251)	(3,150)	(61,859)	(3,854)

Net Income (Loss)	$3,000	$3,359	$(34,788)	$6,587

Average Number of Common Shares Outstanding - Basic	24,365	24,214	24,345	24,193
Average Number of Common Shares Outstanding - Diluted	24,683	24,386	24,648	24,362

Earnings Per Share of Common Stock - Basic:
Continuing Operations	$0.42	$0.27	$1.11	$0.43
Discontinued Operations	(0.30)	(0.13)	(2.54)	(0.16)
Net Earnings	$0.12	$0.14	$(1.43)	$0.27

Earnings Per Share of Common Stock - Diluted:
Continuing Operations	$0.42	$0.27	$1.10	$0.43
Discontinued Operations	(0.30)	(0.13)	(2.51)	(0.16)
Net Earnings	$0.12	$0.14	$(1.41)	$0.27

Cash Dividends Declared per share of Common Stock	$0.43	$0.43	$0.86	$0.86

UIL HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	June 30,	December 31,
(thousands of dollars)	2006	2005
ASSETS
Current assets	$272,905	$213,014
Current assets of discontinued operations held for sale	141,978	126,784
Property, plant and equipment, net	594,057	581,752
Regulatory assets	581,198	603,949
Other long-term assets	88,786	175,255
Long-term assets of discontinued operations held for sale	17,471	98,301
Total Assets	$1,696,395	$1,799,055

LIABILITIES AND CAPITALIZATION
Current liabilities	$133,027	$159,622
Current liabilities of discontinued operations held for sale	69,727	75,572
Noncurrent liabilities	117,164	127,703
Long-term liabilities of discontinued operations held for sale	3,359	7,756
Deferred income taxes	331,239	336,871
Regulatory liabilities	66,241	60,064
Total Liabilities	720,757	767,588

Net long-term debt	482,603	486,889
Net common stock equity	493,035	544,578
Total Capitalization	975,638	1,031,467

Total Liabilities and Capitalization	$1,696,395	$1,799,055

UIL HOLDINGS CORPORATION
SEGMENTED CONSOLIDATED INCOME STATEMENT

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
(In Millions)	Jun. 30, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005

Operating Revenue - UI	$199.7	$185.9	$400.0	$372.8

Fuel and energy expense - UI	$96.6	$93.9	$199.7	$189.1

Operation and maintenance expense
UI	$53.6	$48.1	$107.5	$95.1
Minority Interest Investment and Other (1)	0.9	1.7	3.5	3.2
Total	$54.5	$49.8	$111.0	$98.3

Depreciation and amortization
Depreciation - UI	$7.7	$7.5	$15.5	$15.0
Amortization of regulatory assets - UI	9.3	7.8	18.0	17.6
Total - UI	$17.0	$15.3	$33.5	$32.6

Taxes - other than income taxes
State gross earnings tax - UI	$6.6	$6.0	$13.1	$11.9
Other - UI	3.5	3.4	7.9	7.7
Total - UI	$10.1	$9.4	$21.0	$19.6

Other Income (Deductions)
Other - UI	$2.2	$2.0	$4.7	$4.1
Minority Interest Investment and Other (1)	1.2	0.1	1.5	0.5
Total	$3.4	$2.1	$6.2	$4.6

Interest Charges
Interest - UI	$4.1	$4.0	$8.7	$7.9
Amortization: debt expense, redemption premiums - UI	0.3	0.4	0.7	0.7
Minority Interest Investment and Other	1.3	1.6	2.8	3.1
Total	$5.7	$6.0	$12.2	$11.7

Gain on Sale of Equity Investments -Minority Interest Investment and Other (1) (2)	$0.0	$0.0	$18.9	$0.0

Income Taxes
UI	$8.4	$7.7	$14.3	$15.1
Minority Interest Investment and Other (1)	(0.4)	(1.7)	6.0	(4.3)
Total	$8.0	$6.0	$20.3	$10.8

Income (Losses) from Equity Investments
UI	($0.9)	$0.0	($0.8)	$0.1
Minority Interest Investment (2)	0.0	(1.0)	0.5	(4.9)
Total	($0.9)	($1.0)	($0.3)	($4.8)

Net Income
UI	$10.9	$9.1	$18.5	$16.9
Minority Interest Investment and Other (1) (2)	(0.6)	(2.5)	8.6	(6.4)
Subtotal Net Income from Continuing Operations	10.3	6.6	27.1	10.5
Discontinued Operations	(7.3)	(3.2)	(61.9)	(3.9)
Total Net Income	$3.0	$3.4	($34.8)	$6.6

(1) The category "Minority Interest Investment and Other" includes amounts recognized at the non-utility businesses in relation to their minority interest investments, as well as unallocated holding company costs.
(2) Includes income (losses) recognized at the non-utility businesses in relation to their minority interest investments.

BUSINESS SEGMENT SUMMARY INFORMATION
(In Millions, except per share amounts)

UIL HOLDINGS CORPORATION

	Quarter Ended	Quarter Ended	Year to Date	Year to Date
	Jun. 30, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005

Income from Continuing Operations, net of tax	$10.3	$6.6	$27.1	$10.5

Net Income (Loss)	$3.0	$3.4	$(34.8)	$6.6

Earnings per Share - basic	$0.12	$0.14	$(1.43)	$0.27

THE UNITED ILLUMINATING COMPANY

	Quarter Ended	Quarter Ended	Year to Date	Year to Date
	Jun. 30, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005

Net Income	$10.9	$9.1	$18.5	$16.9

Earnings per Share - basic	$0.45	$0.37	$0.76	$0.69

Retail Sales (millions of KWH)	1,400	1,396	2,838	2,870

NON-UTILITY BUSINESSES

	Quarter Ended	Quarter Ended	Year to Date	Year to Date
	Jun. 30, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005

MINORITY INTEREST INVESTMENT
AND OTHER
Net Income (Loss)	$(0.6)	$(2.5)	$8.6	$(6.4)

Earnings per Share - basic	$(0.03)	$(0.10)	$0.35	$(0.26)

DISCONTINUED OPERATIONS

Net Income (Loss)	$(7.3)	$(3.2)	$(61.9)	$(3.9)

Earnings per Share - basic	$(0.30)	$(0.13)	$(2.54)	$(0.16)

TOTAL NON-UTILITY BUSINESSES

Net Income (Loss)	$(7.9)	$(5.7)	$(53.3)	$(10.3)

Earnings per Share - basic	$(0.33)	$(0.23)	$(2.19)	$(0.42)